[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE
                                                                       AMENDMENT

                                                       VARIFLEX VARIABLE ANNUITY

Marketing Organization:
(Broker/Dealer)

Effective Date of Amendment:

This  Amendment  is hereby  made a part of and  amends  your  selling  agreement including,  but not limited to, the SBL Variable Products Sales Agreement and/or
Marketing  Organization  Agreement,  as  applicable,   (hereinafter  called  the
"Agreement")   with  Security  Benefit  Life  Insurance   Company  and  Security
Distributors,  Inc.,  (hereinafter jointly called "SBL") and commissions payable hereunder are subject to the  provisions  contained in the Agreement and the SBL
Variable Products  Commission  Schedule.  Commissions payable to a Broker/Dealer are, as follows:

1.  TRANSFER OF SBL IRA CONTRACT VALUES

Transfer of SBL IRA Contract  Values from a VA1, VA4 or Variflex IRA Contract to a Variflex Roth IRA Contract will be paid as outlined below:

         SOURCE OF TRANSFER VALUES                               COMMISSION RATE

VA1, VA4 or Variflex IRA Contract issued eight years or less          0.00%
VA1, VA4 or Variflex IRA Contract issued nine years or more           3.00%

2.  COMMISSION CHARGEBACK PROVISIONS:

Full Withdrawals from the Contract: Any commissions paid on Transfer Values from an IRA to a ROTH IRA will be  subject  to a  commission  chargeback  during  the contract years following transfer, based on the following schedule; 100% if full surrender is made in the first contract  year; 80% in the second  contract year;
60% in the third contract year; 40% in the fourth  contract year; and 20% in the fifth contract year.

3.  SBL  reserves  the right at any time,  with or  without  notice,  to change, modify or discontinue this amendment.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By: GREGORY J. GARVIN                    By: GREGORY J. GARVIN
    --------------------------------         -----------------------------------

Title: President                         Title: Senior Vice President
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Roth (R7-00)